CADRE INSTITUTIONAL INVESTORS TRUST

                           Certificate of Designation

         The undersigned, constituting a majority of the Trustees of Cadre Institutional Investors Trust, organized under the laws of the State of Delaware as a business trust (the "Trust"), hereby certify that, pursuant to the authority conferred upon the Trustees by Section 6 of Article III of the Amended and Restated Declaration of Trust dated June 17, 1998 (the "Declaration of Trust") have executed this instrument for the purpose of changing the names of the series of shares of the Trust ("Series") noted below, which Series have heretofore been established by the Trustees:

     a. Liquid Asset U.S. Government Money Market Fund shall be known as Cadre Liquid Asset Fund - U.S. Government Series;
     b. Liquid Asset Money Market Fund shall be known as Cadre Liquid Asset Fund - Money Market Series;
     c. Sponsored Liquid Asset U.S. Government Money Market Fund shall be known as Cadre Affinity Fund - U.S. Government Series;
     d. Sponsored Liquid Asset Money Market Fund shall be known as Cadre Affinity Fund - Money Market Series;
     e. Institutional Cash U.S. Government Money Market Fund shall be known as Cadre Reserve Fund - U.S. Government Series; and
     f. Institutional Cash Money Market Fund shall be known as Cadre Reserve Fund - Money Market Series;


         This Certificate of Designation may be executed in counterparts, each of which shall, for all purposes, constitute an original, and all of which when taken together, shall constitute but one and the same instrument.

         IN WITNESS WHEREOF, each of the undersigned Trustees of the Trust have set their hands as of the 10th day of March, 1999.




                                        ------------------------
                                        William T. Sullivan, Jr.

                                        ------------------------
                                        David L. Boyle

                                        ------------------------
                                        Harvey A. Fein

                                        ------------------------
                                        Russell E. Galipo

                                        ------------------------
                                        Donald E. Gray, Jr.

                                        ------------------------
                                        C. Roderick O'Neil

                                        ------------------------
                                        William J. Reynolds

                                        ------------------------
                                        Don I. Tharpe

                                        ------------------------
                                        Michael A. Flanagan



                                       2